SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    August 17, 2000


                         OAK TREE MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                  0-16206                            02-0401674
      (State or other jurisdiction of               (Commission file number)                (I.R.S. employer
       incorporation or organization)                                                     identification no.)



           1725 Tenbroeck Avenue
              Bronx, New York                                                                    10461
  (Address of principal executive offices)                                                     (Zip code)

       Registrant's telephone number, including area code: (718) 828-6996

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Item 4.  Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

         On August 17, 2000, Oak Tree Medical Systems, Inc. (the "Company") dismissed Grant Thornton LLP ("Grant Thornton") as the independent accountants for the Company. Grant Thornton's report on the financial statements of the Company for the fiscal year ended May 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended May 31, 1999 and through August 17, 2000, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the Company's fiscal year ended May 31, 1999 and through August 17, 2000, Grant Thornton did not advise the Company of any of the matters referred to in Item 304(a)(1)(iv)(B) of Regulation S-B.

(b)      New independent accountants

         On August 17, 2000, the Company's Board of Directors engaged Wiss & Company, LLP as the Company's independent accountants for the fiscal year ended May 31, 2000.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

16 Acknowledgement Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated August 22, 2000

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            OAK TREE MEDICAL SYSTEMS, INC.


                                            By: /s/ Simon Boltuch
                                               ---------------------------
                                            Name:  Simon Boltuch
                                            Title: Chief Executive Officer


Date:  August 24, 2000